Exhibit 99.1

ADM Reports Third Quarter Earnings of $0.72 per Share,
$0.77 per Share on an Adjusted Basis
•Net earnings of $407 million
•Solid results despite challenging external conditions
•Strong year-over-year growth in Nutrition revenue and profitability

CHICAGO, October 31, 2019—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended September 30, 2019.

“We delivered solid third quarter results, consistent with the perspectives we provided last quarter, despite a difficult external environment,” said Chairman and CEO Juan Luciano. “We maintained our focus on serving our customers and advancing our strategic goals, and continued to realize the benefits of the actions that we took earlier this year.

“We are excited about our strategic growth activities, and particularly our participation and leadership in major global trends such as flexitarian diets, nutrition for health, and sustainable materials. We have invested in assets, platforms and technological capabilities to serve and grow with our customers, who are embracing these market-changing trends.

“While external conditions for certain businesses may remain fluid and potentially challenging in the near term, our growing leadership position in major global trends, and our strength in innovation, efficiency, and customer service, position us well for stronger results in 2020 and beyond.”

Third Quarter 2019 Highlights

	2019	2018
	(Amounts in millions except per share data)
Earnings per share (as reported)	$0.72	$0.94
Adjusted earnings per share[1]	$0.77	$0.92

Segment operating profit	$758	$881
Adjusted segment operating profit[1]	$764	$861
Ag Services and Oilseeds	417	478
Carbohydrate Solutions	182	288
Nutrition	118	67
Other	47	28

•EPS as reported of $0.72 includes a charge of $0.08 per share related to asset impairment and restructuring charges, a $0.02 per share credit related to LIFO, and a $0.01 per share tax benefit related to the U.S. tax reform transition tax and certain other discrete items. Adjusted EPS, which excludes these items, was $0.77.1

1 Non-GAAP financial measures; see pages 4, 9 and 10 for explanations and reconciliations, including after-tax amounts.

Results of Operations

Ag Services & Oilseeds results were lower than the third quarter of 2018, which benefited from very strong crush margins.

•
Ag Services results were in line with the prior-year quarter. In South America, results were up on improved origination margins in Brazil and increased export volumes from Argentina. In North America, improved merchandising results from favorable ownership positions helped offset a continued challenging volume and margin environment for U.S. exports.

•
In Crushing, results were lower year over year. Crush margins globally were substantially below the record high levels seen in 2018, though still solid in North America and EMEA. In South America, margins were pressured by continued strong exports of soybeans to China. Global crush margins benefited from positive net timing effects of approximately $50 million during the third quarter.

•	Refined Products and Other results were significantly higher than the third quarter of 2018, largely driven by significant improvements in Golden Peanut and Tree Nuts.

•	Wilmar results were lower year over year.

Carbohydrate Solutions results were substantially lower than the year-ago period.

•
Starches and Sweeteners results were down versus the third quarter of 2018. Results in North America were affected by higher net corn costs partly offset by lower manufacturing costs, which included improvements at the Decatur corn complex. EMEA results were impacted by lower selling prices and continued pressure from Turkish sweetener quotas. In wheat milling, an increase in sales volumes was more than offset by lower margins due to limited opportunities in wheat procurement.

•	Bioproducts results were significantly lower, driven by a continued unfavorable margin environment in the ethanol industry.

Nutrition results were substantially higher.

•
WFSI results were significantly higher than the prior-year quarter, with growth across the portfolio. Higher sales and margins globally led to record quarterly results for WILD. In Specialty Ingredients, the protein business continued to expand amid the growing consumer market for alternative proteins. Continued contributions from growth investments in bioactives and fibers benefited the Health & Wellness business.

•
Animal Nutrition results were up year over year, driven largely by contributions from Neovia. Improvements in vitamin additives also helped contribute to positive results. Lysine production improved, though pricing was negatively impacted by lower global demand.

Other results were up substantially from the year-ago period, primarily driven by higher captive insurance earnings.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 9 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $758 million for the quarter includes charges related to asset impairment and restructuring activities of $6 million ($0.01 per share).

In Corporate results, unallocated corporate costs for the quarter decreased year over year, principally due to lower accruals for performance-related compensation, partially offset by higher spending in IT and Readiness-related project costs.

Corporate results also included non-cash early retirement charges and global workforce restructuring charges of $47 million ($0.07 per share) and a LIFO credit of $16 million ($0.02 per share).

The effective tax rate for the quarter was approximately 19 percent, up from approximately 15 percent in the prior year. The year-over-year change in rate was primarily driven by a lower 2018 annual effective tax rate that included the favorable impacts of both the 2017 retroactive biodiesel tax credit and certain favorable discrete tax items, and changes in the geographic mix of forecast pretax earnings.

Conference Call Information
ADM will host a webcast on October 31, 2019, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with approximately 40,000 employees serving customers in nearly 200 countries. With a global value chain that includes approximately 450 crop procurement locations, more than 330 food and feed ingredient manufacturing facilities, 62 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations	Investor Relations
Jackie Anderson	Victoria de la Huerga
312-634-8484	312-634-8457

Financial Tables Follow

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) and Corporate Results
(unaudited)

	Quarter ended			Nine months ended
	September 30			September 30
(In millions)	2019	2018	Change	2019	2018	Change

Segment Operating Profit	$758	$881	$(123)	$2,014	$2,487	$(473)
Specified items:
(Gains) losses on sales of assets and businesses	—	(21)	21	(12)	(21)	9
Impairment, restructuring, and settlement charges	6	1	5	52	36	16
Adjusted Segment Operating Profit	$764	$861	$(97)	$2,054	$2,502	$(448)

Ag Services and Oilseeds	$417	$478	$(61)	$1,196	$1,405	$(209)
Ag Services	161	157	4	326	473	(147)
Crushing	138	197	(59)	493	393	100
Refined Products and Other	80	44	36	223	298	(75)
Wilmar	38	80	(42)	154	241	(87)

Carbohydrate Solutions	$182	$288	$(106)	$470	$748	$(278)
Starches and Sweeteners	207	245	(38)	595	699	(104)
Bioproducts	(25)	43	(68)	(125)	49	(174)

Nutrition	$118	$67	$51	$316	$277	$39
WFSI	102	80	22	293	259	34
Animal Nutrition	16	(13)	29	23	18	5

Other	$47	$28	$19	$72	$72	$—

Segment Operating Profit	$758	$881	$(123)	$2,014	$2,487	$(473)

Corporate Results	$(255)	$(249)	$(6)	$(922)	$(739)	$(183)

Interest expense - net	(85)	(80)	(5)	(276)	(236)	(40)
Unallocated corporate costs	(139)	(161)	22	(454)	(487)	33
Other charges	—	(4)	4	(18)	(28)	10
Specified items:
LIFO credit (charge)	16	(7)	23	(10)	14	(24)
Expenses related to acquisitions	—	4	(4)	(14)	4	(18)
Restructuring charges	(47)	(1)	(46)	(150)	(6)	(144)
Earnings Before Income Taxes	$503	$632	$(129)	$1,092	$1,748	$(656)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Nine months ended
	September 30		September 30
	2019	2018	2019	2018
	(in millions, except per share amounts)

Revenues	$16,726	$15,800	$48,327	$48,394
Cost of products sold (1)	15,648	14,742	45,349	45,266
Gross profit	1,078	1,058	2,978	3,128
Selling, general, and administrative expenses (2)	578	534	1,839	1,607
Asset impairment, exit, and restructuring costs (3)	53	1	200	41
Equity in (earnings) losses of unconsolidated affiliates	(88)	(131)	(279)	(378)
Interest income	(47)	(40)	(142)	(115)
Interest expense	97	87	307	267
Other (income) expense - net (4,5)	(18)	(25)	(39)	(42)
Earnings before income taxes	503	632	1,092	1,748
Income tax expense (6)	95	96	212	250
Net earnings including noncontrolling interests	408	536	880	1,498

Less: Net earnings (losses) attributable to noncontrolling interests	1	—	5	3
Net earnings attributable to ADM	$407	$536	$875	$1,495

Diluted earnings per common share	$0.72	$0.94	$1.55	$2.64

Average diluted shares outstanding	563	568	565	567

(1) Includes a charge (credit) related to changes in the Company’s LIFO reserves of ($16 million) and $10 million in the current quarter and YTD, respectively, and $7 million and ($14 million) in the prior quarter and YTD, respectively.

(2) Includes acquisition-related expenses of $14 million in the current YTD.

(3) Includes charges related to impairment of certain assets, restructuring, and pension settlement of $53 million and $200 million in the current quarter and YTD, respectively, restructuring charges of $1 million in the prior quarter, and charges related to impairment of certain assets and restructuring of $41 million in the prior YTD.

(4) Includes gains related to the sale of certain assets and a step-up gain on an equity investment of $12 million in the current YTD and gains related to the sale of a business and an equity investment of $21 million in the prior quarter and YTD.

(5) Includes a settlement charge of $2 million in the current YTD and $1 million in the prior quarter and YTD.

(6) Includes the tax expense (benefit) impact of the above specified items and tax adjustment due to the U.S. tax reform and certain discrete items totaling ($13 million) and ($57 million) in the current quarter and YTD, respectively, and $3 million and ($11 million) in the prior quarter and YTD, respectively.

Summary of Financial Condition
(unaudited)

	September 30, 2019	September 30, 2018
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$932	$915
Short-term marketable securities (a)	26	—
Operating working capital (b)	7,457	8,024
Property, plant, and equipment	10,101	9,885
Investments in and advances to affiliates	5,399	5,293
Long-term marketable securities	10	26
Goodwill and other intangibles	5,401	4,065
Other non-current assets	1,715	930
	$31,041	$29,138
Financed By
Short-term debt (a)	$1,242	$532
Long-term debt, including current maturities (a)	7,646	7,320
Deferred liabilities	3,205	2,240
Temporary equity	53	46
Shareholders’ equity	18,895	19,000
	$31,041	$29,138

(a)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

(b)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Nine months ended
	September 30
	2019	2018
	(in millions)
Operating Activities
Net earnings	$880	$1,498
Depreciation and amortization	742	706
Asset impairment charges	50	33
Gains on sales of assets	(37)	(45)
Other - net	65	(286)
Change in deferred consideration in securitized receivables(a)	(5,714)	(5,413)
Other changes in operating assets and liabilities	375	(173)
Total Operating Activities	(3,639)	(3,680)

Investing Activities
Purchases of property, plant and equipment	(566)	(555)
Net assets of businesses acquired	(1,946)	(324)
Proceeds from sale of business/assets	43	177
Investments in retained interest in securitized receivables(a)	(3,813)	(3,391)
Proceeds from retained interest in securitized receivables(a)	9,527	8,804
Marketable securities - net	41	—
Investments in and advances to affiliates	(12)	(127)
Other investing activities	(23)	(9)
Total Investing Activities	3,251	4,575

Financing Activities
Long-term debt borrowings	3	762
Long-term debt payments	(615)	(13)
Net borrowings (payments) under lines of credit	960	(317)
Share repurchases	(150)	—
Cash dividends	(592)	(568)
Other	(36)	32
Total Financing Activities	(430)	(104)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(818)	791
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	3,843	1,858
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$3,025	$2,649

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.

Segment Operating Analysis
(unaudited)

	Quarter ended		Nine months ended
	September 30		September 30
	2019	2018	2019	2018
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	9,062	9,181	27,002	27,303
Corn	5,619	5,599	16,297	16,708
Total processed volumes	14,681	14,780	43,299	44,011

	Quarter ended		Nine months ended
	September 30		September 30
	2019	2018	2019	2018
	(in millions)
Revenues
Ag Services and Oilseeds	$12,616	$12,260	$36,382	$37,431
Carbohydrate Solutions	2,565	2,534	7,409	7,782
Nutrition	1,457	922	4,263	2,890
Other	88	84	273	291
Total revenues	$16,726	$15,800	$48,327	$48,394

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30				Nine months ended September 30
	2019		2018		2019		2018
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$407	$0.72	$536	$0.94	$875	$1.55	$1,495	$2.64
Adjustments:
LIFO charge (credit) (a)	(12)	(0.02)	5	0.01	8	0.01	(11)	(0.02)
Losses (gains) on sales of assets and businesses (b)	—	—	(20)	(0.04)	(9)	(0.02)	(20)	(0.04)
Asset impairment, restructuring, and settlement charges (c)	41	0.08	2	—	156	0.28	30	0.05
Expenses related to acquisitions (d)	—	—	(3)	—	9	0.02	(3)	—
Tax adjustment (e)	(5)	(0.01)	3	0.01	(7)	(0.01)	(4)	(0.01)
Sub-total adjustments	24	0.05	(13)	(0.02)	157	0.28	(8)	(0.02)
Adjusted net earnings and adjusted EPS	$431	$0.77	$523	$0.92	$1,032	$1.83	$1,487	$2.62

(a)
Current quarter and YTD changes in the Company’s LIFO reserves of $16 million and $10 million pretax, respectively ($12 million and $8 million after tax, respectively), tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $7 million and $14 million pretax, respectively ($5 million and $11 million after tax, respectively), tax effected using the Company’s U.S. income tax rate.

(b)
Current YTD gains of $12 million pretax ($9 million after tax), consisted of a gain on the sale of certain assets and a step-up gain on an equity investment, tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD gains of $21 million pretax ($20 million after tax) related to the sale of a business and an equity investment, tax effected using the applicable tax rates.

(c)
Current quarter charges of $53 million pretax ($41 million after tax) related to the impairment of certain assets, restructuring, and pension settlement, tax effected using the applicable rates. Current YTD charges of $202 million pretax ($156 million after tax) related to the impairment of certain assets, restructuring, and pension settlement, tax effected using the applicable tax rates. Prior quarter charges of $2 million pretax and after tax related to restructuring charges and a settlement charge, tax effected using the applicable tax rates. Prior YTD charges of $42 million pretax ($30 million after tax) related to impairment of certain assets, restructuring charges and a settlement charge, tax effected using the applicable tax rates.

(d)
Current YTD acquisition expenses of $14 million pretax ($9 million after tax), consisted of expenses related to the Neovia acquisition. Prior quarter and YTD acquisition adjustment of $4 million pretax ($3 million after tax) related to net gains on foreign exchange derivative contracts to economically hedge certain acquisitions.

(e)
Tax adjustment due to the U.S. tax reform and certain discrete items totaling ($5 million) and ($7 million) in the current quarter and YTD, respectively, and $3 million and ($4 million) in the prior quarter and YTD, respectively.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2018	Mar. 31, 2019	June 30, 2019	Sep. 30, 2019	Sep. 30, 2019

Net earnings attributable to ADM	$315	$233	$235	$407	$1,190
Adjustments:
Interest expense	97	101	109	97	404
LIFO	(4)	1	25	(16)	6
Other adjustments (3)	241	30	119	48	438
Total adjustments	334	132	253	129	848
Tax on adjustments	(80)	(28)	(65)	(32)	(205)
Net adjustments	254	104	188	97	643
Total Adjusted ROIC Earnings	$569	$337	$423	$504	$1,833

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Dec. 31, 2018	Mar. 31, 2019	June 30, 2019	Sep. 30, 2019	Quarter Average

Equity (1)	$18,981	$18,895	$18,955	$18,873	$18,926
+ Interest-bearing liabilities (2)	8,392	9,887	9,417	8,891	9,147
+ LIFO adjustment (net of tax)	41	42	61	49	48
Other adjustments (3)	183	27	86	36	83
Total Adjusted Invested Capital	$27,597	$28,851	$28,519	$27,849	$28,204

Adjusted Return on Invested Capital					6.5%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt
(3) Includes the impact of U.S. tax reform

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.